Exhibit 99.1

             Option Care Announces First Quarter Results

  Q1 Record Revenues Increase 37% to $213 Million, Net Income up 41%

                  Earnings Per Diluted Share of $0.19

    BUFFALO GROVE, Ill.--(BUSINESS WIRE)--May 8, 2007--Option Care, Inc. (Nasdaq:OPTN) today reported results for the quarter ended March 31, 2007. Revenue was $213 million for the first quarter, a 37% increase compared to revenue of $155 million for the first quarter of 2006. Net income increased 41% for the first quarter to $6.8 million or $0.19 per diluted share compared to $4.8 million or $0.14 per diluted share for the first quarter of 2006. The Board of Directors declared a dividend of $0.02 per share for the first quarter of 2007. The dividend is payable on June 4, 2007 to stockholders of record as of May 21, 2007.

    Effective with the first quarter of 2007, the company has separated reporting of Specialty Pharmacy Services revenue into Specialty Infusion and Specialty Distribution Pharmacy Services. The revenue for Home Infusion and Related Healthcare Services remains consistent with prior periods. The following is a brief overview of our service lines:

    -- Home Infusion and Related Healthcare Services: The intravenous administration of medications treating a wide range of acute and chronic conditions through our national network of 58 company owned pharmacies.

    -- Specialty Infusion Pharmacy Services: The local distribution and administration of high-cost specialty pharmaceuticals, typically infused, treating a wide range of chronic health conditions through our national network of 58 company owned pharmacies.

    -- Specialty Distribution Pharmacy Services: The national distribution of specialty pharmaceuticals through our high-volume mail-order pharmacies, typically injected, treating a wide range of chronic health conditions.

    -- Other Revenue: Royalties and related fees generated by the Option Care franchise network.

    The following table highlights the revenue, revenue mix, and gross profit margin trends of our service lines for the first quarter of 2007 and 2006:




Quarter Ended
 March 31, 2007                                           Gross Profit
 and 2006                 Revenue            Revenue Mix     Margin
----------------------------------------------------------------------
    (000's)       2007      2006     Growth   2007   2006  2007  2006
----------------------------------------------------------------------
 Home Infusion
   and Related    $64,439   $57,116      13%  30.3%  36.9% 44.0% 44.7%
----------------------------------------------------------------------
   Specialty
    Infusion       83,085    53,211      56%  39.0%  34.3% 18.1% 18.2%
----------------------------------------------------------------------
   Specialty
  Distribution     63,581    42,588      49%  29.9%  27.5%  6.8%  8.2%
----------------------------------------------------------------------
 Other Revenue      1,836     2,076    (11%)   0.8%   1.3%100.0%100.0%
----------------------------------------------------------------------
 Total Revenue   $212,941  $154,991      37% 100.0% 100.0% 23.3% 26.3%
----------------------------------------------------------------------



    Raj Rai, OptionCare's president and chief executive officer commented, "We are pleased with our strong first quarter results. We realized improved operating leverage as a result of our focus on efficiency improvements and cost controls. We continue to build a robust pipeline of growth opportunities that consist of new specialty pharmacy contracts with health plans, new biotech drug distribution agreements, and acquisition targets." Rai further added, "Given the first quarter results, we are re-affirming our full-year guidance for 2007 with sales expected to range from $785 million to $815 million and diluted earnings per share to range from $0.73 to $0.78. This does not include the impact of any future acquisitions."

    Commenting on the financial results for the quarter Paul Mastrapa, chief financial officer, stated, "We realized a significant acceleration of revenues in the first quarter. Overall same store growth was a robust 34% driven by the 49% organic growth of our specialty distribution pharmacy services as a result of the BCBS of Michigan contract launched in the fourth quarter of last year. Specialty infusion pharmacy services growth also accelerated during the first quarter to 21% organically driven by a wide range of therapies in our portfolio. Home infusion organic growth remained steady at 8%."

    Mastrapa continued, "Overall gross profit for the first quarter declined to 23.3% as compared to 26.3% for the prior year quarter due to the shift in mix towards our specialty pharmacy services which increased to 68.9% of revenues as compared to 61.8% for the prior year period. Within our service lines, home infusion gross profit was 44.0% as compared to 44.7% for the prior year first quarter but remained consistent with the previous quarter ended December 31, 2006. Specialty infusion gross profit remained steady at 18.1% for the first quarter. Specialty distribution pharmacy services gross profit declined to 6.8% for the first quarter as compared to 8.2% for the prior year period primarily due to the BCBS of Michigan contract. Selling, general and administrative expenses (SG&A) declined to 15.2% of revenue as compared to 18.3% in the prior year quarter as a result of the shift in mix towards high volume specialty distribution pharmacy services and improved operating efficiencies across all service lines."

    Mastrapa concluded, "Our balance sheet remains very strong. Operating cash flow for the quarter was $6.0 million. We invested $3.2 million in capital equipment and $2.3 million in acquisition earn-out obligations during the first quarter. We ended the first quarter with $17 million of cash and short-term investments. Finally, days sales outstanding for the first quarter was 55 days a reduction of 1 day as compared to the end of 2006."

    First Quarter Conference Call

    The Company will be hosting a conference call today, Tuesday, May 8th, to review the financial results for the first quarter. Investors and other interested parties may access the call at 10:00 a.m. Eastern Time by dialing in at (800) 591-6944, participant passcode 75285003.

    The call will be broadcast live as well as replayed through the internet. The webcast can be accessed through a link at www.optioncare.com. For those who cannot listen to the live broadcast, a replay will be available two hours after the call concludes at (888) 286-8010, passcode 46184249. The playback will be available until midnight on May 12, 2007.

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

    About Option Care

    For more than 25 years, Option Care, Inc. has made patients' lives easier with a full range of healthcare services outside the hospital setting, working with more than 400 payor organizations representing more than 75 million Americans. With the largest home infusion and specialty pharmacy footprint in the industry, OptionCare offers treatment nationwide to patients in their homes, physician offices or other alternate sites, including ambulatory treatment centers. Services are provided by highly skilled, clinical professionals from 113 pharmacy locations.

    Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as "anticipates," "expects," "believes" and other words having a similar meaning and include, but are not limited to, statements regarding full-year guidance for 2007. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to, assumptions underlying management's financial estimates, market demand for our services, our ability to maintain cost and efficiency improvements, uncertainties affecting our businesses and our franchisees relating to acquisitions and divestitures (including continuing obligations with respect to completed transactions), sales and renewals of franchises, government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services), general economic conditions (including economic conditions affecting the healthcare industry in particular), the pricing and availability of equipment and services, technological developments, changes in the competitive environment in which we operate, and other risks described in Option Care's filings with the Security and Exchange Commission. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

    Non-GAAP Financial Measures

    The non-GAAP financial measures contained in this earnings press release exclude special items to present the current year and prior income before taxes without the special items. The Company uses this measure for planning and forecasting its future business as well as analyzing such forecasts against past performance. In addition, excluding these amounts enhances the Company's understanding of trends developing in its operations as well as its performance in its market and against its competitors. The Company believes that providing specific financial information on these special items, as well as providing non-GAAP income before tax measures that exclude such items, best allows investors to understand the Company's ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to similar companies in the Company's industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

    The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed in this press release.

    Further Information on Option Care Can Be Found at:
www.optioncare.com

    (Financial tables follow)





                  Option Care, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
                             (Unaudited)
                            (in thousands)

                                                  Three Months Ended
                                                       March 31,
                                                  --------------------
                                                    2007       2006
                                                  --------------------
Revenue:
   Home infusion and related healthcare services   $64,439    $57,116
   Specialty infusion pharmacy services             83,085     53,211
   Specialty distribution pharmacy services         63,581     42,588
   Other                                             1,836      2,076
                                                  ---------  ---------
   Total revenue                                   212,941    154,991

Cost of revenue:
   Cost of goods sold                              144,403     98,167
   Cost of services provided                        18,987     16,028
                                                  ---------  ---------
   Total cost of revenue                           163,390    114,195
                                                  ---------  ---------

Gross profit                                        49,551     40,796

Selling, general and administrative expenses        32,287     28,417
Provision for doubtful accounts                      4,389      3,462
Depreciation and amortization                        1,266      1,144
                                                  ---------  ---------
   Total operating expenses                         37,942     33,023

Operating income                                    11,609      7,773

Interest income (expense), net                        (234)         8
Other expense, net                                    (146)       (62)
                                                  ---------  ---------

Income before income taxes                          11,229      7,719
Income tax provision                                 4,484      2,542
                                                  ---------  ---------

Net income from continuing operations               $6,745     $5,177

Income (loss) from discontinued operations, net of
 tax                                                    21       (387)
                                                  ---------  ---------

Net income                                          $6,766     $4,790
                                                  =========  =========

Net income per basic share:
   Continuing operations                             $0.20      $0.16
   Discontinued operations                              --      (0.01)
                                                  ---------  ---------
   Total                                             $0.20      $0.15
                                                  =========  =========

Net income per diluted share:
   Continuing operations                             $0.19      $0.15
   Discontinued operations                              --      (0.01)
                                                  ---------  ---------
   Total                                             $0.19      $0.14
                                                  =========  =========

Shares used in computing net income per
Common share:
   Basic                                            34,640     33,163
                                                  =========  =========
   Diluted                                          36,155     35,091
                                                  =========  =========

Cash dividends per share                             $0.02      $0.02
                                                  =========  =========








                  Option Care, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                             March 31,    December 31,
                                                2007          2006
                                            ------------  ------------
                                            (Unaudited)
Assets
Current assets:
   Cash and cash equivalents, unrestricted       $7,542        $3,171
   Cash, restricted                                  --         7,554
   Short-term investments                         9,500         5,700
   Trade accounts receivable, net               130,611       122,503
   Inventory                                     19,880        23,096
   Other current assets                          15,782        14,304
                                            ------------  ------------
Total current assets                            183,315       176,328

Equipment and other fixed assets, net            25,722        24,398
Goodwill, net                                   195,963       165,323
Other assets                                     10,315        10,336
                                            ------------  ------------
Total assets                                   $415,315      $376,385
                                            ============  ============

Liabilities and stockholders' equity
Current liabilities:
   Trade accounts payable                       $42,999       $43,601
   Deferred purchase price liability             30,988         2,892
   Current portion of long-term debt                 13            23
   Other current liabilities                     13,957        12,717
                                            ------------  ------------
Total current liabilities                        87,957        59,233

Long-term debt, less current portion             86,351        86,372
Other liabilities                                12,364        11,417
                                            ------------  ------------
Total liabilities                               186,672       157,022

Total stockholders' equity                      228,643       219,363
                                            ------------  ------------

Total liabilities and stockholders' equity     $415,315      $376,385
                                            ============  ============








                  Option Care, Inc. and Subsidiaries
           Condensed Consolidated Statements of Cash Flows
                             (Unaudited)
                            (in thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------

Cash flows from operating activities:
   Net Income                                        $6,766    $4,790

   Non-cash expenses                                  6,387     5,323
   Changes in assets and liabilities:
      Accounts receivable                           (12,350)  (11,453)
      Other assets and liabilities                    5,166     3,189
                                                   --------- ---------
Net cash provided by operating activities             5,969     1,849
                                                   --------- ---------

Cash flows from investing activities:
   Sales (purchases) of short-term investments       (3,800)   26,792
   Payments for acquisitions                         (2,299)  (21,246)
   Net purchases of equipment and other              (3,236)   (3,416)
                                                   --------- ---------
Net cash provided by (used in) investing activities  (9,335)    2,130
                                                   --------- ---------

Cash flows from financing activities:
   Decrease in restricted cash                        7,554     1,000
   Proceeds from issuance of stock                      872     1,207
   Payment of cash dividends to stockholders           (693)     (661)
   Other financing activities                             4       270
                                                   --------- ---------
Net cash provided by financing activities             7,737     1,816
                                                   --------- ---------
Net increase in cash and cash equivalents             4,371     5,795
Cash and cash equivalents, beginning of period        3,171     6,816
                                                   --------- ---------
Cash and cash equivalents, end of period             $7,542   $12,611
                                                   ========= =========

    CONTACT: Option Care, Inc.
             Paul Mastrapa
             Chief Financial Officer
             (847) 229-7773